BLACKROCK Corporate High Yield Fund V, Inc.

FILE #811-10521

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
11/1/2006	IDEARC INC	2,850,000	2,270,000

J.P. Morgan Securities Inc.; Bear, Stearns & Co. Inc.; Banc of America Securities LLC; Barclays Capital Inc.; Citigroup Global Markets Inc.; ABN AMRO Incorporated; Credit Suisse Securities (USA) LLC; Goldman, Sachs & Co.; Merrill Lynch, Pierce, Fenner & Smith Incorporated; Morgan Stanley & Co. Incorporated; Greenwich Capital Markets, Inc.; Lehman Brothers Inc.; Mitsubishi UFJ Securities International plc; RBC Capital Markets Corporation; UBS Securities LLC; Wachovia Capital Markets, LLC

11/16/2006	MOSAIC COMPANY 61945AAA5	475,000,000	200,000	JPMorgan; Merrill Lynch & Co.; Credit Suisse; Scotia Capital; UBS Investment Bank; ABN AMRO Incorporated; Barclays Capital; Wells Fargo Securities
11/16/2006	MOSAIC COMPANY 61945AAD9	475,000,000	240,000	JPMorgan; Merrill Lynch & Co.; Credit Suisse; Scotia Capital; UBS Investment Bank; ABN AMRO Incorporated; Barclays Capital; Wells Fargo Securities

BLACKROCK Corporate High Yield Fund V, Inc.

FILE #811-10521

ATTACHMENT 77O

12/4/2006	UNITED AUTO GROUP	50,000,000	280,000	JPMorgan; Banc of America Securities LLC; Merrill Lynch & Co.; Wachovia Securities
12/11/2006	FORD MOTOR CREDIT 345397VC4	1,500,000	730,000	Deutsche Bank Securities; Goldman, Sachs & Co.; Lehman Brothers; Merrill Lynch & Co.; Morgan Stanley
12/11/2006	FORD MOTOR CREDIT 345397VD2	1,500,000	660,000	Deutsche Bank Securities; Goldman, Sachs & Co.; Lehman Brothers; Merrill Lynch & Co.; Morgan Stanley
12/13/2006	NAVIOS MARITIME HOLDINGS	300,000,000	1,450,000	Merrill Lynch, Pierce, Fenner & Smith Incorporated; J.P. Morgan Securities Inc.; Banc of America Securities LLC; S. Goldman Advisors LLC
1/9/2007	INTELSTAT	600,000,000	610,000	Deutsche Bank Securities; Lehman Brothers; Citigroup; Credit Suisse; Bear, Stearns & Co. Inc.; Goldman, Sachs & Co.; Merrill Lynch & Co.; BNP Paribas; JPMorgan; RBS Greenwich Capital
1/18/2007	OPEN SOLUTIONS	325,000,000	300,000	Wachovia Securities; JPMorgan; Merrill Lynch & Co.; GE Capital Markets, Inc.
2/1/2007	YANKEE CANDLE 984756AC0	200,000,000	190,000	Lehman Brothers Inc.; Merrill Lynch, Pierce, Fenner & Smith Incorporated
2/1/2007	YANKEE CANDLE 984756AA4	325,000,000	120,000	Lehman Brothers Inc.; Merrill Lynch, Pierce, Fenner & Smith Incorporated